Exhibit 99.1

Alan A. Villalon, Chief Financial Officer 952.417.3733 (Office)

FOR RELEASE (07.28.2025)

ALERUS FINANCIAL CORPORATION REPORTS

Second QUARTER 2025 NET INCOME OF $20.3 MILLION

MINNEAPOLIS, MN (July 28, 2025) – Alerus Financial Corporation (Nasdaq: ALRS), or the Company, reported net income of $20.3 million for the second quarter of 2025, or $0.78 per diluted common share, compared to net income of $13.3 million, or $0.52 per diluted common share, for the first quarter of 2025, and net income of $6.2 million, or $0.31 per diluted common share, for the second quarter of 2024.

CEO Comments

President and Chief Executive Officer Katie Lorenson said, “Alerus delivered another quarter of strong progress towards our goal of achieving sustained top tier performance. The results underscore the power of our diversified business model and disciplined execution. We reported net income of $20.3 million and adjusted earnings per diluted share of $0.72 for the second quarter of 2025, a 28.6% increase from the prior quarter. Our adjusted return on average tangible common equity expanded to 21.0%, and adjusted return on average assets improved to 1.41%, reflecting both revenue growth and disciplined expense management. We continued to optimize our balance sheet with the recent strategic sale of $62.5 million of non-owner occupied commercial real estate loans. These actions, combined with our adjusted net charge-offs to average loans of just 0.07%, demonstrate our proactive credit risk management and portfolio discipline. We maintained our long history of dividend increases in the second quarter while growing tangible book value per share by over 20.0% annualized compared to the prior quarter. These metrics demonstrate our commitment to delivering consistent shareholder value while maintaining a strong capital position and improving our balance sheet and risk profile. We remain focused on executing our long-term strategy, enhancing client relationships, and driving sustainable growth across our One Alerus integrated banking, wealth, and retirement services businesses.”

Second Quarter Highlights

■	Return on average total assets was 1.53% in the second quarter of 2025. Adjusted return on average total assets (non-GAAP)(1) was 1.41% in the second quarter of 2025, an increase of 31 basis points from 1.10% in the first quarter of 2025.
■	Return on average tangible common equity (non-GAAP)(1) was 22.65% in the second quarter of 2025. Adjusted return on average tangible common equity (non-GAAP)(1) was 21.0% in the second quarter of 2025, an increase from 17.6% in the first quarter of 2025.
■	Earnings per diluted common share in the second quarter of 2025 of $0.78. Adjusted earnings per diluted common share (non-GAAP)(1) of $0.72 in the second quarter of 2025, an increase of 28.6% from $0.56 in the first quarter of 2025.
■	Net income was $20.3 million in the second quarter of 2025. Adjusted net income (non-GAAP)(1) was $18.6 million in the second quarter of 2025, an increase of 29.9% from $14.4 million in the first quarter of 2025.
■	Net interest income was $43.0 million in the second quarter of 2025, an increase of 4.6% from $41.2 million in the first quarter of 2025.
■	Net interest margin (non-GAAP)(1) was 3.51% in the second quarter of 2025, an increase of 10 basis points from 3.41% in the first quarter of 2025.
■	Noninterest income was $31.8 million in the second quarter of 2025, an increase of 15.0% from $27.6 million in the first quarter of 2025.
■	Realized gain on sale of $2.1 million on a purchased credit deteriorated (“PCD”) hospitality loan in the second quarter of 2025.
■	As of June 30, 2025, an additional $50.2 million of hospitality loans were classified as non-mortgage loans held for sale. These loans were subsequently sold in July 2025.
■	Pre-provision net revenue (non-GAAP)(1) was $26.4 million in the second quarter of 2025. Adjusted pre-provision net revenue (non-GAAP)(1) was $24.3 million in the second quarter of 2025, an increase of 23.2% from $19.7 million in the first quarter of 2025.
■	Efficiency ratio was 60.7% in the second quarter of 2025. Adjusted efficiency ratio (non-GAAP)(1) was 62.4% in the second quarter of 2025, improved from 66.9% in the first quarter of 2025.
■	Increased quarterly dividend by 5.00% over the first quarter of 2025 to $0.21 per share. The increase in the dividend marks the 39th consecutive year that the Company has increased its dividend.
■	Net charge-offs to average loans was 0.37% in the second quarter of 2025. Excluding the charge-offs related to the hospitality loan sale, adjusted net charge-offs to average loans (non-GAAP)(1) was 0.07% in the second quarter of 2025, compared to 0.04% in the first quarter of 2025.
■	Tangible book value per common share (non-GAAP)(1) was $16.11 as of June 30, 2025, an increase of 5.5% from $15.27 as of March 31, 2025.

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Selected Financial Data (unaudited)

	As of and for the
	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
(dollars and shares in thousands, except per share data)	2025	2025	2024	2025	2024
Performance Ratios
Return on average total assets	1.53%	1.02%	0.58%	1.28%	0.60%
Adjusted return on average total assets (1)	1.41%	1.10%	0.65%	1.26%	0.65%
Return on average common equity	15.82%	10.82%	6.76%	13.37%	6.90%
Return on average tangible common equity (1)	22.65%	16.50%	9.40%	19.66%	9.58%
Adjusted return on average tangible common equity (1)	21.02%	17.61%	10.30%	19.36%	10.19%
Noninterest income as a % of revenue	42.47%	40.17%	53.28%	41.37%	53.27%
Net interest margin (tax-equivalent)	3.51%	3.41%	2.39%	3.46%	2.35%
Efficiency ratio (1)	60.66%	68.76%	72.50%	64.54%	75.56%
Adjusted efficiency ratio (1)	62.35%	66.86%	70.80%	64.55%	74.38%
Net charge-offs to average loans	0.37%	0.04%	0.36%	0.21%	0.19%
Adjusted net charge-offs to average loans	0.07%	0.04%	0.36%	0.06%	0.19%
Dividend payout ratio	26.92%	38.46%	64.52%	31.54%	61.90%
Per Common Share
Earnings per common share - basic	$0.79	$0.52	$0.31	$1.31	$0.64
Earnings per common share - diluted	$0.78	$0.52	$0.31	$1.30	$0.63
Adjusted earnings per common share - diluted (1)	$0.72	$0.56	$0.34	$1.27	$0.67
Dividends declared per common share	$0.21	$0.20	$0.20	$0.41	$0.39
Book value per common share	$21.00	$20.27	$18.87
Tangible book value per common share (1)	$16.11	$15.27	$15.77
Average common shares outstanding - basic	25,368	25,359	19,777	25,363	19,758
Average common shares outstanding - diluted	25,714	25,653	20,050	25,683	20,018
Other Data
Retirement and benefit services assets under administration/management	$42,451,544	$39,925,596	$39,389,533
Wealth management assets under administration/management	$4,613,102	$4,500,852	$4,172,290
Mortgage originations	$134,634	$70,593	$109,254	$205,227	$163,355

(1)    Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Results of Operations

Net Interest Income

Net interest income for the second quarter of 2025 was $43.0 million, a $1.9 million, or 4.6%, increase from the first quarter of 2025. The increase was primarily due to the repricing of maturing loans into loans with higher yields and purchase accounting accretion partially offset by higher interest expense as the impact of lower rates paid on interest-bearing deposits was more than offset by increased short-term borrowings balances.

Net interest income increased $19.0 million, or 79.3%, from $24.0 million for the second quarter of 2024. Interest income increased $17.4 million, or 32.8%, from the second quarter of 2024, primarily driven by earning assets acquired in the HMN Financial, Inc. (“HMNF”) transaction, strong organic loan growth at higher yields, and purchase accounting accretion. Interest expense decreased $1.6 million, or 5.6%, from the second quarter of 2024, as a decrease in the average rate paid on deposits more than offset the increase in interest-bearing deposits stemming from the acquisition of HMNF and organic deposit growth.

Net interest margin (on a tax-equivalent basis) (non-GAAP) was 3.51% for the second quarter of 2025, a 10 basis point increase from 3.41% for the first quarter of 2025, and a 112 basis point increase from 2.39% for the second quarter of 2024. The quarter over quarter increase was mainly attributable to higher loan rates on new loan originations against a stable cost of funds. The increase from the second quarter of 2024 was primarily driven by higher rates on interest earning assets from organic loan growth and the HMNF acquisition, purchase accounting accretion, and lower rates paid on deposits.

Noninterest Income

Noninterest income for the second quarter of 2025 was $31.8 million, a $4.1 million increase from the first quarter of 2025. The quarter over quarter increase was primarily driven by increases in mortgage banking and gain on sale of non-mortgage loans. Mortgage banking revenue increased $2.1 million, or 139.1%, from the first quarter of 2025, primarily driven by increased mortgage originations due to expected seasonality. Gain on sale of non-mortgage loans increased from the first quarter of 2025 due to a $2.1 million gain on the sale of a PCD hospitality loan during the second quarter of 2025.

Noninterest income for the second quarter of 2025 increased by $4.4 million from the second quarter of 2024. Gain on sale of non-mortgage loans increased in the second quarter of 2025 compared to the second quarter of 2024 due to a $2.1 million gain on the sale of a PCD hospitality loan during the second quarter of 2025. Wealth revenue increased $1.0 million, or 15.8%, in the second quarter of 2025 compared to the second quarter of 2024, primarily driven by a 10.6% increase in assets under administration/management during that same period as a result of improved bond and equity markets as well as the HMNF acquisition. Mortgage banking revenue increased $1.1 million, or 43.0%, in the second quarter of 2025 compared to the second quarter of 2024, primarily driven by a higher gain on sale rate and increased mortgage servicing revenue driven by the HMNF acquisition.

Noninterest Expense

Noninterest expense for the second quarter of 2025 was $48.4 million, a $1.9 million, or 3.8%, decrease from the first quarter of 2025. Employee taxes and benefits expense decreased $1.1 million, or 14.5%, from the first quarter of 2025, primarily due to seasonality. Professional fees and assessments decreased $0.7 million, or 21.9%, from the first quarter of 2025, primarily driven by decreases in acquisition-related expenses and Federal Deposit Insurance Corporation (“FDIC”) assessments. Other noninterest expense decreased $1.4 million, or 50.3%, from the first quarter of 2025, primarily driven by an insurance reimbursement. Compensation expense increased $1.4 million, or 6.0%, from the first quarter of 2025, partially driven by higher performance incentives, especially within the mortgage business.

Noninterest expense for the second quarter of 2025 increased $9.7 million, or 25.0%, from $38.8 million in the second quarter of 2024. The total increase was primarily driven by increases in compensation expense, employee taxes and benefits expense, intangible amortization expense, business services, software and technology expense, and occupancy and equipment expense. In the second quarter of 2025, compensation expense increased $4.1 million, or 20.1%, and employee taxes and benefits expense increased $1.5 million, or 29.2%. Both compensation expense and employee taxes and benefits expense increased compared to the second quarter of 2024 primarily due to increased headcount resulting from the HMNF acquisition. Intangible amortization expense increased $1.4 million in the second quarter of 2025, primarily driven by the $33.5 million core deposit intangible recorded in connection with the HMNF acquisition. Business services, software and technology expense increased $1.3 million, or 27.6%, from the second quarter of 2024, primarily driven by the increased company size due to the HMNF acquisition along with multiple platform upgrades. Occupancy and equipment expense increased $0.7 million, or 41.0%, from the second quarter of 2024, primarily driven by the increased branch footprint resulting from the HMNF acquisition.

Financial Condition

Total assets were $5.3 billion as of June 30, 2025, an increase of $62.1 million, or 1.2%, from December 31, 2024. The increase was primarily due to a $52.1 million increase in loans held for investment and a non-cash transfer of $50.2 million to non-mortgage loans held for sale, partially offset by a decrease of $46.9 million in available-for-sale investment securities and a decrease of $11.9 million in held-to-maturity investment securities.

Loans Held for Investment

Total loans held for investment were $4.0 billion as of June 30, 2025, an increase of $52.1 million, or 1.3%, from December 31, 2024. The increase was primarily driven by a $36.8 million increase in commercial loans and a $15.3 million increase in consumer loans. Non-owner occupied commercial real estate loans held for investment decreased $63.9 million, or 6.7%, from the first quarter of 2025, primarily driven by a transfer of $50.2 million to non-mortgage loans held for sale.

The following table presents the composition of our loans held for investment portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Commercial
Commercial and industrial	$675,892	$658,446	$666,727	$606,245	$591,779
Commercial real estate
Construction, land and development	352,749	360,024	294,677	173,629	161,751
Multifamily	333,307	353,060	363,123	275,377	242,041
Non-owner occupied	887,643	951,559	967,025	686,071	647,776
Owner occupied	440,170	424,880	371,418	296,366	283,356
Total commercial real estate	2,013,869	2,089,523	1,996,243	1,431,443	1,334,924
Agricultural
Land	66,395	68,894	61,299	45,821	41,410
Production	67,931	64,240	63,008	39,436	40,549
Total agricultural	134,326	133,134	124,307	85,257	81,959
Total commercial	2,824,087	2,881,103	2,787,277	2,122,945	2,008,662
Consumer
Residential real estate
First lien	901,738	907,534	921,019	690,451	686,286
Construction	35,754	38,553	33,547	11,808	22,573
HELOC	200,624	175,600	162,509	134,301	126,211
Junior lien	41,450	43,740	44,060	36,445	36,323
Total residential real estate	1,179,566	1,165,427	1,161,135	873,005	871,393
Other consumer	41,004	38,953	44,122	36,393	35,737
Total consumer	1,220,570	1,204,380	1,205,257	909,398	907,130
Total loans	$4,044,657	$4,085,483	$3,992,534	$3,032,343	$2,915,792

Deposits

Total deposits were $4.3 billion as of June 30, 2025, a decrease of $40.9 million, or 0.9%, from December 31, 2024. Interest-bearing deposits increased $72.2 million and noninterest-bearing deposits decreased $113.2 million from December 31, 2024. The decrease in total deposits was due primarily to seasonal outflows from public funds depositors, tax related outflows, as well as a return to more normalized levels of clearing and synergistic deposits. The decrease was partially offset by an increase in brokered deposit balances as callable brokered certificates of deposit were raised to diversify the funding structure while retaining optionality.

The following table presents the composition of the Company’s deposit portfolio as of the dates indicated:

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Noninterest-bearing demand	$790,300	$889,270	$903,466	$657,547	$701,428
Interest-bearing
Interest-bearing demand	1,214,597	1,283,031	1,220,173	1,034,694	1,003,585
Savings accounts	175,586	177,341	165,882	75,675	79,747
Money market savings	1,358,516	1,472,127	1,381,924	1,067,187	1,022,470
Time deposits	798,469	663,522	706,965	488,447	491,345
Total interest-bearing	3,547,168	3,596,021	3,474,944	2,666,003	2,597,147
Total deposits	$4,337,468	$4,485,291	$4,378,410	$3,323,550	$3,298,575

Asset Quality

Total nonperforming assets were $52.2 million as of June 30, 2025, a decrease of $10.7 million from December 31, 2024. As of June 30, 2025, the allowance for credit losses on loans was $59.3 million, or 1.47% of total loans, compared to $59.9 million, or 1.50% of total loans, as of December 31, 2024.

The following table presents selected asset quality data as of and for the periods indicated:

	As of and for the three months ended
	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2025	2025	2024	2024	2024
Nonaccrual loans	$51,276	$50,517	$54,433	$48,026	$27,618
Accruing loans 90+ days past due	202	—	8,453	—	—
Total nonperforming loans	51,478	50,517	62,886	48,026	27,618
OREO and repossessed assets	751	493	—	—	—
Total nonperforming assets	$52,229	$51,010	$62,886	$48,026	$27,618
Net charge-offs/(recoveries)	3,767	407	1,258	316	2,522
Net charge-offs/(recoveries) to average loans	0.37%	0.04%	0.13%	0.04%	0.36%
Nonperforming loans to total loans	1.27%	1.24%	1.58%	1.58%	0.95%
Nonperforming assets to total assets	0.98%	0.96%	1.20%	1.18%	0.63%
Allowance for credit losses on loans to total loans	1.47%	1.52%	1.50%	1.29%	1.31%
Allowance for credit losses on loans to nonperforming loans	115%	123%	95%	82%	139%

For the second quarter of 2025, the Company had net charge-offs of $3.8 million, compared to net charge-offs of $0.4 million for the first quarter of 2025 and net charge-offs of $2.5 million for the second quarter of 2024. The quarter over quarter increase in net charge-offs was primarily driven by a $3.4 million charge-off related to the sale of one PCD non-owner occupied commercial real estate hospitality loan and the transfer of a pool of non-owner occupied commercial real estate hospitality loans to non-mortgage loans held for sale in the second quarter of 2025. Of the $3.4 million, $3.1 million represented reserves on PCD loans acquired in the HMNF acquisition that were reserved in the day 1 accounting. Excluding the charge-off of PCD reserves, the Company had adjusted net charge-offs (non-GAAP) of $0.7 million and adjusted net charge-offs to average loans (non-GAAP) of 0.07% the for the second quarter of 2025.

The Company recorded no provision for credit losses for the second quarter of 2025, compared to a provision for credit losses of $0.9 million for the first quarter of 2025 and a provision for credit losses of $4.5 million for the second quarter of 2024.

The unearned fair value adjustments on acquired loan portfolios were $58.0 million as of June 30, 2025, $70.6 million as of December 31, 2024, and $4.1 million as of June 30, 2024.

Capital

Total stockholders’ equity was $533.2 million as of June 30, 2025, an increase of $37.7 million from December 31, 2024. The change was primarily driven by an increase in retained earnings of $23.2 million and a decrease in accumulated other comprehensive loss of $13.5 million. Tangible book value per common share (non-GAAP) increased to $16.11 as of June 30, 2025, from $15.27 as of December 31, 2024. Tangible common equity to tangible assets (non-GAAP) increased to 7.87% as of June 30, 2025, from 7.13% as of December 31, 2024. Common equity tier 1 capital to risk weighted assets increased to 10.54% as of June 30, 2025, from 9.91% as of December 31, 2024.

The following table presents our capital ratios as of the dates indicated:

	June 30,	December 31,	June 30,
	2025	2024	2024
Capital Ratios(1)
Alerus Financial Corporation Consolidated
Common equity tier 1 capital to risk weighted assets	10.54%	9.91%	11.66%
Tier 1 capital to risk weighted assets	10.74%	10.12%	11.93%
Total capital to risk weighted assets	13.10%	12.49%	14.67%
Tier 1 capital to average assets	9.16%	8.65%	9.44%
Tangible common equity / tangible assets (2)	7.87%	7.13%	7.26%

Alerus Financial, N.A.
Common equity tier 1 capital to risk weighted assets	10.78%	10.18%	11.23%
Tier 1 capital to risk weighted assets	10.78%	10.18%	11.23%
Total capital to risk weighted assets	12.04%	11.43%	12.48%
Tier 1 capital to average assets	9.34%	8.69%	9.05%

(1)	Capital ratios for the current quarter are to be considered preliminary until the Call Report for Alerus Financial, N.A. is filed.
(2)	Represents a non-GAAP financial measure. See “Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures.”

Conference Call

The Company will host a conference call at 10:00 a.m. Central Time on Monday, July 28, 2025, to discuss its financial results. Attendees are encouraged to register ahead of time for the call at investors.alerus.com. The call can also be accessed via telephone at +1 (833) 470-1428, using access code 919175. A recording of the call and transcript will be available on the Company’s investor relations website at investors.alerus.com following the call.

About Alerus Financial Corporation

Alerus Financial Corporation (Nasdaq: ALRS) is a commercial wealth bank and national retirement services provider with corporate offices in Grand Forks, North Dakota, and the Minneapolis-St. Paul, Minnesota metropolitan area. Through its subsidiary, Alerus Financial, National Association, Alerus provides diversified and comprehensive financial solutions to business and consumer clients, including banking, wealth services, and retirement and benefit plans and services. Alerus provides clients with a primary point of contact to help fully understand their unique needs and delivery channel preferences. Clients are provided with competitive products, valuable insight, and sound advice supported by digital solutions designed to meet their needs.

Alerus operates 29 banking and commercial wealth offices, with locations in Grand Forks and Fargo, North Dakota; the Minneapolis-St. Paul, Minnesota metropolitan area; Rochester, Minnesota; Southern Minnesota; Marshalltown, Iowa; Pewaukee, Wisconsin; and Phoenix and Scottsdale, Arizona. Alerus also operates a commercial wealth office in La Crosse, Wisconsin. The Alerus Retirement and Benefit business serves advisors, brokers, employers, and plan participants across the United States.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized by U.S. Generally Accepted Accounting Principles, or GAAP. These non-GAAP financial measures include the ratio of tangible common equity to tangible assets, tangible book value per common share, return on average tangible common equity, efficiency ratio, pre-provision net revenue, adjusted noninterest income, adjusted noninterest expense, adjusted pre-provision net revenue, adjusted efficiency ratio, adjusted net income, adjusted return on average total assets, adjusted return on average tangible common equity, net interest margin (tax-equivalent), adjusted earnings per common share - diluted, and adjusted net charge-offs to average loans. Management uses these non-GAAP financial measures in its analysis of its performance, and believes financial analysts and investors frequently use these measures, and other similar measures, to evaluate capital adequacy and financial performance. Reconciliations of non-GAAP disclosures used in this press release to the comparable GAAP measures are provided in the accompanying tables. Management, banking regulators, many financial analysts and other investors use these measures in conjunction with more traditional bank capital ratios to compare the capital adequacy of banking organizations with significant amounts of goodwill or other intangible assets, which typically stem from the use of the purchase accounting method of accounting for mergers and acquisitions.

These non-GAAP financial measures should not be considered in isolation or as a substitute for total stockholders’ equity, total assets, book value per share, return on average assets, return on average equity, or any other measure calculated in accordance with GAAP. Moreover, the manner in which the Company calculates these non-GAAP financial measures may differ from that of other companies reporting measures with similar names.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, statements concerning plans, estimates, calculations, forecasts and projections with respect to the anticipated future performance of Alerus Financial Corporation. These statements are often, but not always, identified by words such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized”, “target” and “outlook”, or the negative version of those words or other comparable words of a future or forward-looking nature. Examples of forward-looking statements include, among others, statements the Company makes regarding our projected growth, anticipated future financial performance, financial condition, credit quality, management’s long-term performance goals, and the future plans and prospects of Alerus Financial Corporation.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, the following: the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and future monetary policies of the Federal Reserve in response thereto); interest rate risk, including the effects of changes in interest rates; effects on the U.S. economy resulting from the threat or implementation of new, or changes to, existing policies, regulations, regulatory and other governmental agencies and executive orders, including tariffs, immigration, DEI and ESG initiatives, consumer protection, foreign policy and tax regulations; disruptions to the global supply chain, including as a result of domestic or foreign policies; our ability to successfully manage credit risk, including in the commercial real estate portfolio, and maintain an adequate level of allowance for credit losses; business and economic conditions generally and in the financial services industry, nationally and within our market areas, including the level and impact of inflation rates and possible recession; the effects of recent developments and events in the financial services industry, including the large-scale deposit withdrawals over a short period of time that resulted in several bank failures; our ability to raise additional capital to implement our business plan; the overall health of the local and national real estate market; credit risks and risks from concentrations (by type of borrower, geographic area, collateral, and industry) within our loan portfolio; the concentration of large loans to certain borrowers (including commercial real estate loans); the level of nonperforming assets on our balance sheet; our ability to implement our organic and acquisition growth strategies, including the integration of HMNF; the commencement, cost, and outcome of litigation and other legal proceedings and regulatory actions against us or to which the Company may become subject, including with respect to pending actions relating to the Company’s previous ESOP fiduciary services commenced by government or private parties; the impact of economic or market conditions on our fee-based services; our ability to continue to grow our retirement and benefit services business; our ability to continue to originate a sufficient volume of residential mortgages; the occurrence of fraudulent activity, breaches or failures of our or our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; interruptions involving our information technology and telecommunications systems or third-party servicers; potential losses incurred in connection with mortgage loan repurchases; the composition of our executive management team and our ability to attract and retain key personnel; rapid and expensive technological changes implemented by us and other parties in the financial services industry, including third-party vendors, which may be more difficult to implement or more expensive than anticipated or which may have unforeseen consequence to us and our customers, including the development and implementation of tools incorporating artificial intelligence; increased competition in the financial services industry, including from non-banks such as credit unions, Fintech companies and digital asset service providers; our ability to successfully manage liquidity risk, including our need to access higher cost sources of funds such as fed funds purchased and short-term borrowings; the concentration of large deposits from certain clients, including those who have balances above current FDIC insurance limits; the effectiveness of our risk management framework; potential impairment to the goodwill the Company recorded in connection with our past acquisitions, including the acquisitions of Metro Phoenix Bank and HMNF; the extensive regulatory framework that applies to us; changes in local, state and federal laws, regulations and government policies concerning the Company’s general business, including interpretation and prioritization of such laws, regulations and policies; new or revised accounting standards, as may be adopted by state and federal regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission (the “SEC”) or the Public Company Accounting Oversight Board; fluctuations in the values of the securities held in our securities portfolio, including as a result of changes in interest rates; governmental monetary, trade and fiscal policies; risks related to climate change and the negative impact it may have on our customers and their businesses; severe weather and natural disasters, and widespread disease or pandemics; acts of war or terrorism, including ongoing conflicts in the Middle East, the Russian invasion of Ukraine, or other adverse external events; any material weaknesses in our internal control over financial reporting; talent and labor shortages and employee turnover; our success at managing and responding to the risks involved in the foregoing items; and any other risks described in the “Risk Factors” sections of the reports filed by Alerus Financial Corporation with the SEC.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Alerus Financial Corporation and Subsidiaries

Consolidated Balance Sheets

(dollars in thousands, except share and per share data)

	June 30,	December 31,
	2025	2024
Assets	(Unaudited)
Cash and cash equivalents	$80,904	$61,239
Investment securities
Trading, at fair value	1,686	3,309
Available-for-sale, at fair value	541,152	588,053
Held-to-maturity, at amortized cost (with an allowance for credit losses on investments of $127 and $131, respectively)	263,706	275,585
Loans held for sale	18,424	16,518
Non-mortgage loans held for sale	50,160	—
Loans held for investment	4,044,657	3,992,534
Allowance for credit losses on loans	(59,278)	(59,929)
Net loans	3,985,379	3,932,605
Land, premises and equipment, net	42,693	39,780
Operating lease right-of-use assets	12,535	13,438
Accrued interest receivable	20,884	20,075
Bank-owned life insurance	38,613	36,033
Goodwill	85,634	85,634
Other intangible assets	38,462	43,882
Servicing rights	7,184	7,918
Deferred income taxes, net	41,460	52,885
Other assets	94,946	84,719
Total assets	$5,323,822	$5,261,673
Liabilities and Stockholders’ Equity
Deposits
Noninterest-bearing	$790,300	$903,466
Interest-bearing	3,547,168	3,474,944
Total deposits	4,337,468	4,378,410
Short-term borrowings	314,600	238,960
Long-term debt	59,126	59,069
Operating lease liabilities	18,017	18,991
Accrued expenses and other liabilities	61,456	70,833
Total liabilities	4,790,667	4,766,263
Stockholders’ equity
Preferred stock, $1 par value, 2,000,000 shares authorized: 0 issued and outstanding	—	—
Common stock, $1 par value, 30,000,000 shares authorized: 25,388,848 and 25,344,803 issued and outstanding	25,389	25,345
Additional paid-in capital	270,735	269,708
Retained earnings	296,878	273,723
Accumulated other comprehensive loss	(59,847)	(73,366)
Total stockholders’ equity	533,155	495,410
Total liabilities and stockholders’ equity	$5,323,822	$5,261,673

Alerus Financial Corporation and Subsidiaries

Consolidated Statements of Income

(dollars and shares in thousands, except per share data)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Interest Income	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Loans, including fees	$63,853	$61,495	$41,663	$125,348	$80,958
Investment securities
Taxable	5,310	5,707	4,845	11,017	9,413
Exempt from federal income taxes	160	160	170	320	343
Other	1,101	819	6,344	1,920	11,346
Total interest income	70,424	68,181	53,022	138,605	102,060
Interest Expense
Deposits	22,758	23,535	21,284	46,293	41,436
Short-term borrowings	3,982	2,839	7,053	6,821	13,042
Long-term debt	652	650	684	1,302	1,362
Total interest expense	27,392	27,024	29,021	54,416	55,840
Net interest income	43,032	41,157	24,001	84,189	46,220
Provision for credit losses	—	863	4,489	863	4,489
Net interest income after provision for credit losses	43,032	40,294	19,512	83,326	41,731
Noninterest Income
Retirement and benefit services	16,024	16,106	16,078	32,130	31,733
Wealth management	7,363	6,905	6,360	14,267	12,477
Mortgage banking	3,651	1,527	2,554	5,177	4,224
Service charges on deposit accounts	680	651	456	1,330	845
Gain on sale of non-mortgage loans	2,115	—	—	2,115	—
Other	1,930	2,443	1,923	4,376	3,415
Total noninterest income	31,763	27,632	27,371	59,395	52,694
Noninterest Expense
Compensation	24,343	22,961	20,265	47,304	39,597
Employee taxes and benefits	6,633	7,762	5,134	14,396	11,322
Occupancy and equipment expense	2,559	2,907	1,815	5,466	3,722
Business services, software and technology expense	5,868	5,752	4,599	11,620	9,944
Intangible amortization expense	2,710	2,710	1,324	5,419	2,648
Professional fees and assessments	2,339	2,996	2,373	5,335	4,366
Marketing and business development	787	965	651	1,752	1,436
Supplies and postage	490	630	370	1,121	898
Travel	347	287	332	634	624
Mortgage and lending expenses	940	536	467	1,476	908
Other	1,422	2,859	1,422	4,282	2,306
Total noninterest expense	48,438	50,365	38,752	98,805	77,771
Income before income tax expense	26,357	17,561	8,131	43,916	16,654
Income tax expense	6,104	4,246	1,923	10,349	4,014
Net income	$20,253	$13,315	$6,208	$33,567	$12,640
Per Common Share Data
Earnings per common share	$0.79	$0.52	$0.31	$1.31	$0.64
Diluted earnings per common share	$0.78	$0.52	$0.31	$1.30	$0.63
Dividends declared per common share	$0.21	$0.20	$0.20	$0.41	$0.39
Average common shares outstanding	25,368	25,359	19,777	25,363	19,758
Diluted average common shares outstanding	25,714	25,653	20,050	25,683	20,018

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	June 30,	March 31,	June 30,
	2025	2025	2024
Tangible Common Equity to Tangible Assets
Total common stockholders’ equity	$533,155	$514,232	$373,226
Less: Goodwill	85,634	85,634	46,783
Less: Other intangible assets	38,462	41,172	14,510
Tangible common equity (a)	409,059	387,426	311,933
Total assets	5,323,822	5,339,620	4,358,623
Less: Goodwill	85,634	85,634	46,783
Less: Other intangible assets	38,462	41,172	14,510
Tangible assets (b)	5,199,726	5,212,814	4,297,330
Tangible common equity to tangible assets (a)/(b)	7.87%	7.43%	7.26%
Tangible Book Value Per Common Share
Tangible common equity (a)	409,059	387,426	311,933
Total common shares issued and outstanding (c)	25,389	25,366	19,778
Tangible book value per common share (a)/(c)	$16.11	$15.27	$15.77

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Return on Average Tangible Common Equity
Net income	$20,253	$13,315	$6,208	$33,567	$12,640
Add: Intangible amortization expense (net of tax) (1)	2,141	2,141	1,046	4,281	2,092
Net income, excluding intangible amortization (d)	22,394	15,456	7,254	37,848	14,732
Average total equity	513,606	499,224	369,217	506,470	368,501
Less: Average goodwill	85,634	85,634	46,783	85,634	46,783
Less: Average other intangible assets (net of tax) (1)	31,436	33,718	11,969	32,571	12,494
Average tangible common equity (e)	396,536	379,872	310,465	388,265	309,224
Return on average tangible common equity (d)/(e)	22.65%	16.50%	9.40%	19.66%	9.58%
Efficiency Ratio
Noninterest expense	$48,438	$50,365	$38,752	$98,805	$77,771
Less: Intangible amortization expense	2,710	2,710	1,324	5,419	2,648
Adjusted noninterest expense (f)	45,728	47,655	37,428	93,386	75,123
Net interest income	43,032	41,157	24,001	84,189	46,220
Noninterest income	31,763	27,632	27,371	59,395	52,694
Tax-equivalent adjustment	592	520	255	1,110	502
Total tax-equivalent revenue (g)	75,387	69,309	51,627	144,694	99,416
Efficiency ratio (f)/(g)	60.66%	68.76%	72.50%	64.54%	75.56%
Pre-Provision Net Revenue
Net interest income	$43,032	$41,157	$24,001	$84,189	$46,220
Add: Noninterest income	31,763	27,632	27,371	59,395	52,694
Less: Noninterest expense	48,438	50,365	38,752	98,805	77,771
Pre-provision net revenue	$26,357	$18,424	$12,620	$44,779	$21,143
Adjusted Noninterest Income
Noninterest income	$31,763	$27,632	$27,371	$59,395	$52,694
Less: Adjusted noninterest income items
Net gain (loss) on sale of loans	2,115	—	—	2,115	—
Net gain (loss) on sale/disposal of premises and equipment	(84)	—	—	(84)	5
Total adjusted noninterest income items (h)	2,031	—	—	2,031	5
Adjusted noninterest income (i)	$29,732	$27,632	$27,371	$57,364	$52,689
Adjusted Noninterest Expense
Noninterest expense	$48,438	$50,365	$38,752	$98,805	$77,771
Less: Adjusted noninterest expense items
HMNF merger- and acquisition-related expenses	11	286	563	298	591
Severance and signing bonus expense	(23)	1,027	315	1,004	595
Total adjusted noninterest expense items (j)	(12)	1,313	878	1,302	1,186
Adjusted noninterest expense (k)	$48,450	$49,052	$37,874	$97,503	$76,585

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Non-GAAP to GAAP Reconciliations and Calculation of Non-GAAP Financial Measures (unaudited)

(dollars and shares in thousands, except per share data)

	Three months ended			Six months ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2025	2025	2024	2025	2024
Adjusted Pre-Provision Net Revenue
Net interest income	$43,032	$41,157	$24,001	$84,189	$46,220
Add: Adjusted noninterest income (i)	29,732	27,632	27,371	57,364	52,689
Less: Adjusted noninterest expense (k)	48,450	49,052	37,874	97,503	76,585
Adjusted pre-provision net revenue	$24,314	$19,737	$13,498	$44,050	$22,324
Adjusted Efficiency Ratio
Adjusted noninterest expense (k)	$48,450	$49,052	$37,874	$97,503	$76,585
Less: Intangible amortization expense	2,710	2,710	1,324	5,419	2,648
Adjusted noninterest expense for efficiency ratio (l)	45,740	46,342	36,550	92,084	73,937
Tax-equivalent revenue
Net interest income	43,032	41,157	24,001	84,189	46,220
Add: Adjusted noninterest income (i)	29,732	27,632	27,371	57,364	52,689
Add: Tax-equivalent adjustment	592	520	255	1,110	502
Total tax-equivalent revenue (m)	73,356	69,309	51,627	142,663	99,411
Adjusted efficiency ratio (l)/(m)	62.35%	66.86%	70.80%	64.55%	74.38%
Adjusted Net Income
Net income	$20,253	$13,315	$6,208	$33,567	$12,640
Less: Adjusted noninterest income items (net of tax) (1) (h)	1,604	—	—	1,604	4
Add: Adjusted noninterest expense items (net of tax) (1) (j)	(9)	1,037	694	1,029	937
Adjusted net income (n)	$18,640	$14,352	$6,902	$32,992	$13,573
Adjusted Return on Average Total Assets
Average total assets (o)	$5,302,728	$5,272,319	$4,297,294	$5,287,622	$4,218,443
Adjusted return on average total assets (n)/(o)	1.41%	1.10%	0.65%	1.26%	0.65%
Adjusted Return on Average Tangible Common Equity
Adjusted net income (n)	$18,640	$14,352	$6,902	$32,992	$13,573
Add: Intangible amortization expense (net of tax) (1)	2,141	2,141	1,046	4,281	2,092
Adjusted net income, excluding intangible amortization (p)	20,781	16,493	7,948	37,273	15,665
Average total equity	513,606	499,224	369,217	506,470	368,501
Less: Average goodwill	85,634	85,634	46,783	85,634	46,783
Less: Average other intangible assets (net of tax)	31,436	33,718	11,969	32,571	12,494
Average tangible common equity (q)	396,536	379,872	310,465	388,265	309,224
Adjusted return on average tangible common equity (p)/(q)	21.02%	17.61%	10.30%	19.36%	10.19%
Adjusted Earnings Per Common Share - Diluted
Adjusted net income (n)	$18,640	$14,352	$6,902	$32,992	$13,573
Less: Dividends and undistributed earnings allocated to participating securities	205	99	38	298	78
Net income available to common stockholders (r)	18,435	14,253	6,864	32,694	13,495
Weighted-average common shares outstanding for diluted earnings per share (s)	25,714	25,653	20,050	25,683	20,018
Adjusted earnings per common share - diluted (r)/(s)	$0.72	$0.56	$0.34	$1.27	$0.67
Adjusted Net Charge-Offs to Average Loans
Net charge-offs	$3,767	$407	$2,522	$4,174	$2,580
Less: Charge-off of PCD reserves on loans transferred to non-mortgage loans held for sale	3,053	-	-	3,053	-
Adjusted net charge-offs (t)	714	407	2,522	1,121	2,580
Average total loans (u)	$4,079,084	$4,022,863	$2,837,232	$4,051,129	$2,802,873
Adjusted net charge-offs to average loans (t)/(u)	0.07%	0.04%	0.36%	0.06%	0.19%

(1)	Items calculated after-tax utilizing a marginal income tax rate of 21.0%.

Alerus Financial Corporation and Subsidiaries

Analysis of Average Balances, Yields, and Rates (unaudited)

(dollars in thousands)

	Three months ended						Six months ended
	June 30, 2025		March 31, 2025		June 30, 2024		June 30, 2025		June 30, 2024
		Average		Average		Average		Average		Average
	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/	Average	Yield/
	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate	Balance	Rate
Interest Earning Assets
Interest-bearing deposits with banks	$35,951	5.51%	$33,425	4.74%	$448,245	5.38%	$34,695	5.14%	$400,141	5.36%
Investment securities (1)	823,463	2.69	859,696	2.79	756,413	2.69	841,479	2.74	765,859	2.59
Loans held for sale	22,302	4.44	11,348	5.32	16,473	8.91	16,856	4.74	12,743	7.76
Loans
Commercial and industrial	653,635	7.51	657,838	7.31	578,544	7.39	655,725	7.41	571,334	7.18
CRE − Construction, land and development	337,867	5.97	342,718	5.84	126,744	8.01	340,279	5.90	127,165	8.02
CRE − Multifamily	347,277	6.72	364,247	6.34	243,076	5.52	355,715	6.53	246,794	5.54
CRE − Non-owner occupied (2)	955,134	6.52	960,152	6.66	617,338	5.90	957,629	6.59	590,946	5.83
CRE − Owner occupied	442,796	6.29	379,948	6.19	283,754	5.47	411,546	6.25	281,459	5.41
Agricultural − Land	66,044	5.76	67,228	5.85	40,932	4.72	66,633	5.80	40,621	4.73
Agricultural − Production	67,412	7.32	60,933	7.28	38,004	6.69	64,190	7.31	36,668	6.54
RRE − First lien	898,903	4.92	899,835	4.78	694,866	4.07	899,367	4.85	698,311	4.04
RRE − Construction	39,682	7.62	36,913	8.40	21,225	5.38	38,305	8.00	21,392	5.30
RRE − HELOC	188,494	6.99	168,599	7.12	123,233	8.30	178,601	7.05	121,095	8.30
RRE − Junior lien	42,435	6.37	44,096	6.24	36,181	6.60	43,261	6.31	36,003	6.49
Other consumer	39,405	7.01	40,356	7.02	33,335	6.67	39,878	7.01	31,085	6.57
Total loans (1)	4,079,084	6.31	4,022,863	6.23	2,837,232	5.88	4,051,129	6.27	2,802,873	5.80
Federal Reserve/FHLB stock	28,146	8.65	22,397	7.77	16,640	8.53	25,287	8.26	16,649	8.33
Total interest earning assets	4,988,946	5.71	4,949,729	5.63	4,075,003	5.26	4,969,446	5.67	3,998,265	5.16
Noninterest earning assets	313,782		322,590		222,291		318,176		220,178
Total assets	$5,302,728		$5,272,319		$4,297,294		$5,287,622		$4,218,443
Interest-Bearing Liabilities
Interest-bearing demand deposits	$1,247,241	1.80%	$1,247,725	1.81%	$959,119	2.24%	$1,247,482	1.80%	$914,090	2.11%
Money market and savings deposits	1,561,977	2.77	1,590,616	2.89	1,147,525	3.79	1,576,218	2.83	1,167,213	3.78
Time deposits	687,428	3.72	688,569	3.91	458,125	4.50	687,995	3.82	444,902	4.48
Fed funds purchased and BTFP	149,046	4.63	49,834	4.69	366,186	4.90	99,714	4.64	324,400	4.94
FHLB short-term advances	200,000	4.54	200,000	4.59	200,000	5.21	200,000	4.56	200,000	5.10
Long-term debt	59,112	4.42	59,084	4.46	58,999	4.66	59,098	4.44	58,985	4.64
Total interest-bearing liabilities	3,904,804	2.81	3,835,828	2.86	3,189,954	3.66	3,870,507	2.84	3,109,590	3.61
Noninterest-Bearing Liabilities and Stockholders' Equity
Noninterest-bearing deposits	808,629		849,687		665,930		829,044		670,928
Other noninterest-bearing liabilities	75,689		87,580		72,193		81,601		69,424
Stockholders’ equity	513,606		499,224		369,217		506,470		368,501
Total liabilities and stockholders’ equity	$5,302,728		$5,272,319		$4,297,294		$5,287,622		$4,218,443
Net interest rate spread		2.90%		2.77%		1.60%		2.83%		1.55%
Net interest margin, tax-equivalent (1)		3.51%		3.41%		2.39%		3.46%		2.35%

(1)	Taxable-equivalent adjustment was calculated utilizing a marginal income tax rate of 21.0%.
(2)	Average balances and average yield/rate includes non-mortgage loans sold and held for sale for the three and six months ended June 30, 2025.